Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251353-02

Prospectus Supplement

(To Prospectus dated December 15, 2020)

$300,000,000

Wisconsin Power and Light Company

4.950% Debentures due 2033

We will pay interest on the debentures semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023. The debentures will mature on April 1, 2033. We may redeem some or all of the debentures at our option at any time or from time to time prior to January 1, 2033 (3 months prior to their maturity), at the applicable redemption price described in this prospectus supplement plus accrued and unpaid interest, if any, to, but excluding the redemption date. We may also redeem some or all of the debentures from time to time on or after January 1, 2033 (3 months prior to their maturity), at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The debentures will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The debentures are a new issue of securities with no established trading market. We currently have no intention to apply to list the debentures on any securities exchange or to seek their admission to trading on any automated quotation system.

Investing in the debentures involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and page 15 of our Annual Report on Form 10-K for the year ended December  31, 2022, as such discussion may be amended or updated in other reports filed by us with the U.S. Securities and Exchange Commission, or the SEC. The Risk Factors included in our Annual Report on Form 10-K, as amended or updated, are incorporated by reference herein.

	Per Debenture	Total
Public offering price (1)	99.828%	$299,484,000
Underwriting discount	0.650%	$1,950,000
Proceeds, before expenses, to Wisconsin Power and Light Company (1)	99.178%	$297,534,000

(1)	Plus accrued interest, if any, from March 30, 2023, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debentures will be available for delivery in book-entry form only through The Depository Trust Company, or DTC, on or about March 30, 2023.

Joint Book-Running Managers
MUFG	KeyBanc Capital Markets	TD Securities	Wells Fargo Securities

Co-Managers
Comerica Securities	Mischler Financial Group, Inc.	US Bancorp

The date of this prospectus supplement is March 27, 2023.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in the accompanying prospectus. Some of these documents, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these documents relating solely to those entities is filed by them on their own behalf and not by us and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. The debentures are not obligations of, or guaranteed by, Alliant Energy Corporation or Interstate Power and Light Company and you should not rely on that information when deciding whether to invest in our debentures. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information relating solely to Wisconsin Power and Light Company contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since any such date.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us” or similar references mean Wisconsin Power and Light Company.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement or in the accompanying prospectus or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein speak only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement and the

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accompanying prospectus, including, but not limited to, the risk factor disclosure beginning on page  15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Some, but not all, of the risks and uncertainties that could materially affect actual results include the following:

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•

the impact of customer- and third party-owned generation, including alternative electric suppliers, in our service territory on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on our customers’ demand for electric and gas services and their ability to pay their bills;

•	inflation and higher interest rates;

•

changes in the price of delivered natural gas, transmission, purchased electricity and coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s, or MISO’s, seasonal resource adequacy process;

•

our ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units, or EGUs, that may be permanently closed and certain other retired assets, decreases in sales volumes, earning our authorized rates of return, and the payments to our parent, Alliant Energy Corporation, of expected levels of dividends;

•	the ability to obtain regulatory approval for construction projects with acceptable conditions;

•

the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities including due to tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;

•

disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;

•	federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;

•

the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;

•	the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;

•

employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

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•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•

changes to the creditworthiness of, or performance of obligations by, counterparties with which we have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•

the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•	weather effects on results of utility operations;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•

changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new generating facilities such as our additional solar generation may be accredited with energy capacity, and may require us to adjust our current resource plans, to add resources to meet the requirements of MISO’s new process, or procure capacity in the market whereby such costs might not be recovered in rates;

•	the direct or indirect effects resulting from the ongoing COVID-19 pandemic and the spread of variant strains;

•

issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the coal combustion residuals rule, future changes in environmental laws and regulations, including changes to cross-state air pollution rule emissions allowances and federal, state or local regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•	increased pressure from customers, investors and other stakeholders to more rapidly reduce carbon dioxide emissions;

•

the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•

the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;

•

issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;

•	impacts that excessive heat, excessive cold, storms or natural disasters may have on our operations and recovery of costs associated with restoration activities;

•

changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;

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•	changes in technology that alter the channels through which customers buy or utilize our products and services;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•

other factors listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors in the combined Annual Report on Form 10-K filed by Alliant Energy Corporation, Interstate Power and Light Company and us for the fiscal year ended December 31, 2022.

We assume no obligation, and disclaim any duty, to update the forward-looking statements in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully before making a decision to invest in our debentures.

Our Company

We are a public utility serving customers in Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Wisconsin; and

•	the sale of electricity to wholesale customers in Wisconsin.

We operate in municipalities pursuant to permits of indefinite duration and state statutes authorizing utility operation in areas annexed by a municipality. As of December 31, 2022, we supplied electric and natural gas service to approximately 495,000 and 200,000 retail customers, respectively.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest. In 2022, 2021, and 2020, we had no single customer for which electric, gas and/or other sales accounted for 10% or more of our consolidated revenues.

We are subject to the jurisdiction of the Public Service Commission of Wisconsin, or PSCW, with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission, or FERC. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005, or PUHCA. As a result, we are subject to some of the regulatory provisions of the PUHCA.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the debentures, see “Description of Debentures” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Wisconsin Power and Light Company.

Debentures offered	$300 million aggregate principal amount of 4.950% debentures due 2033.

Maturity	April 1, 2033.

Interest payment dates	April 1 and October 1 of each year, beginning on October 1, 2023.

Ranking	The debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The debentures will also be subordinated to any secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness.

Optional redemption	The debentures will be redeemable, at our option, in whole or in part at any time or from time to time prior to January 1, 2033 (3 months prior to their maturity), at the applicable redemption price described in “Description of Debentures—Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the redemption date. We may also redeem all or a portion of the debentures at our option at any time on or after January 1, 2033 (3 months prior to their maturity), at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Covenants	The indenture governing the debentures contains covenants that, among other things, limit our ability to:

•	create certain types of secured indebtedness without providing for the debentures to be equally and ratably secured; and

•	consolidate or merge with or sell all or substantially all of our assets to any other person.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Debt Securities” in the accompanying prospectus.

No limitation on debt	The indenture governing the debentures does not limit the amount of senior unsecured debt securities that we may issue or provide holders any protections should we be involved in a highly leveraged transaction.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $296.8 million, after deducting the underwriting discount and estimated offering expenses payable by us. An amount equal to or in excess of the net proceeds from this offering will be or has been used for the development and acquisition of Eligible Green Projects (as defined in this prospectus supplement) as described under “Use of Proceeds.”

Denominations	The debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk factors	You should read “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference herein for a discussion of certain risks that prospective investors should consider before investing in the debentures.

Summary Consolidated Financial Information

The summary consolidated financial information below was selected or derived from our consolidated financial statements. The information set forth below is qualified in its entirety by and should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form  10-K for the fiscal year ended December 31, 2022. See “Where You Can Find More Information” in the accompanying prospectus.

	Year Ended December 31,
	2020	2021	2022
	(In millions)
Income Statement Data:
Revenues	$1,395	$1,523	$1,856
Operating income	306	308	452
Net income	249	268	315

	As of December 31,
	2021	2022
	(In millions)
Balance Sheet Data:
Current assets	$453	$588
Property, plant and equipment, net	6,538	7,722
Other non-current assets	527	677
Current liabilities	890	949
Long-term debt, net (excluding current portion)	2,179	2,770
Other non-current liabilities	1,626	1,777

RISK FACTORS

Investing in the debentures involves risk. You should carefully consider the following risk factors together with all the other information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Absence of market for the debentures—The debentures are a new issue of securities with no established trading market. We currently have no intention to apply to list the debentures on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the debentures. See “Underwriting.” Furthermore, the market price for the debentures may be adversely impacted by fluctuations in interest rates.

The debentures may not be a suitable investment for all investors seeking exposure to green assets—While we intend to use an amount equal to or in excess of the net proceeds of this offering for development and acquisition of Eligible Green Projects as described under the caption “Use of Proceeds,” there can be no assurance that the expenditures funded with the proceeds from the debentures will meet every potential investor’s expectations regarding environmental sustainability or performance. Adverse environmental or social impacts may occur during the design, construction and operation of the projects, or the projects may become controversial or criticized by activist groups or other stakeholders.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect our costs of capital—We rely on our strong credit ratings to access the credit markets. If our credit ratings are downgraded for any reason, such as worsening credit metric impacts, negative changes to our regulatory environment, or general negative outlook for the utility industry, we could pay higher interest rates in future financings, the pool of potential lenders could be reduced, borrowing costs under existing credit facilities could increase, our access to the commercial paper market could be limited, or we could be required to provide additional credit assurance, including cash collateral, to contract counterparties. On June 30, 2022 and November 21, 2022, each of S&P Global Ratings, or S&P, and Moody’s Investor Services, Inc., or Moody’s, respectively, revised its outlook for us to negative. While the current Moody’s and S&P issuer credit ratings for us are investment grade, there is no assurance that these credit ratings will not be downgraded. If our costs of capital increased significantly due to lowered credit ratings, prevailing industry conditions, regulatory constraints, volatility of the capital markets, inflation or other factors, our financial condition and results of operations could be adversely affected.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $296.8 million, after deducting the underwriting discount and estimated offering expenses payable by us. An amount equal to or in excess of the net proceeds from this offering will be allocated or disbursed for Eligible Green Projects, as defined below. Eligible Green Projects may include projects funded during the 24 months preceding the issue date of the debentures and projects to be funded at any time following the issue date of the debentures up to 60 months after the issuance date.

We anticipate that the use of net proceeds from this offering will be in alignment with the four core components of the Green Bond Principles 2021 published by the International Capital Market Association. The Green Bond Principles are a set of voluntary guidelines that are intended to promote integrity in the green bond market by recommending transparency and disclosure.

Eligible Green Projects

Eligible Green Projects are expenditures incurred and investments made related to development and acquisition of some or all of the following solar electric generating units: (i) 675 megawatts of new solar generation projects in Wisconsin approved through the certificate of authority granted to us by the PSCW in June 2021, and (ii) 414 megawatts of new solar generation projects in Wisconsin approved through the certificate of authority granted to us by the PSCW in June 2022 (collectively, the “Eligible Green Projects”).

Management of Net Proceeds

So long as the debentures remain outstanding, our internal records will show, at any time, an amount equal to the net proceeds allocated or disbursed to Eligible Green Projects, as well as the amount of net proceeds pending allocation or disbursement, if applicable. An amount equal to the net proceeds from the offering will be allocated or disbursed and managed by our Treasury Department. Actual spending on Eligible Green Projects will be tracked internally.

Pending the allocations or disbursements for Eligible Green Projects, the net proceeds will be managed in accordance with our standard liquidity practices, including to reduce our commercial paper borrowings, or the net proceeds may be temporarily placed in short-term investments. As of February 28, 2023, our outstanding commercial paper had a weighted average interest rate of 4.71% and maturities of no longer than 7 days. Payment of principal and interest on the debentures will be made from our general funds and will not be directly linked to the performance of any Eligible Green Project.

We intend to complete allocations or disbursements of an amount equal to the net proceeds from this offering for Eligible Green Projects within twelve months of the date of issuance of the debentures.

Process for Project Evaluation and Selection

A Green Bond Financing Committee, comprised of members of different business units, will evaluate and select Eligible Green Projects. The allocations or disbursements of an amount equal to the net proceeds of the offering will be overseen by our Treasury Department.

Reporting

Within one year of the issuance of the debentures and annually until the allocation or disbursement of an amount equal to or in excess of the net proceeds from this offering for Eligible Green Projects, we will provide the following information on Alliant Energy Corporation’s corporate website:

•	brief project descriptions and the amounts allocated or disbursed to Eligible Green Projects up to and including the reporting period;

•	the outstanding amount of net proceeds yet to be allocated or disbursed to Eligible Green Projects at the end of the reporting period; and

•

where feasible, quantitative estimated performance measures for Eligible Green Projects to which a portion of the net proceeds were allocated or disbursed, such as nameplate capacity of EGUs constructed, renewable energy generation and estimates of carbon dioxide emissions avoided.

We will also provide on Alliant Energy Corporation’s corporate website (1) a report with an assertion by management regarding the amounts allocated or disbursed for Eligible Green Projects during the reporting period and (2) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Information contained on our website or any website of Alliant Energy Corporation is not and should not be deemed a part of this prospectus supplement, the accompanying prospectus or any other documents incorporated by reference herein and therein.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2022 on an actual basis and as adjusted to give effect to this offering and the anticipated use of the net proceeds from this offering as described under “Use of Proceeds.”

	As of December 31, 2022
	Actual	As Adjusted	% of Total as Adjusted
	(In millions)
Common equity:
Common stock	$66	$66	1.0%
Additional paid-in capital	2,233	2,233	34.0
Retained earnings	1,192	1,192	18.2

Total common equity	3,491	3,491	53.2
Long-term debt, net:
Existing long-term debt	2,770	2,770	42.2
Debentures offered hereby	—	300	4.6

Total long-term debt, net	2,770	3,070	46.8
Short-term debt(1)	290	—	—

Total capitalization	$6,551	$6,561	100.0%

(1)	Existing short-term debt adjusted by $290 million for reduction of outstanding commercial paper.

THE COMPANY

We are a public utility serving customers in Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Wisconsin; and

•	the sale of electricity to wholesale customers in Wisconsin.

We operate in municipalities pursuant to permits of indefinite duration and state statutes authorizing utility operation in areas annexed by a municipality. As of December 31, 2022, we supplied electric and natural gas service to approximately 495,000 and 200,000 retail customers, respectively.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest. In 2022, 2021, and 2020, we had no single customer for which electric, gas and/or other sales accounted for 10% or more of our consolidated revenues.

We are subject to the jurisdiction of PSCW with respect to various portions of our operations. We are also subject to the jurisdiction of FERC. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the PUHCA. As a result, we are subject to some of the regulatory provisions of the PUHCA.

DESCRIPTION OF DEBENTURES

We have summarized provisions of the debentures below. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. We will issue the debentures as a separate series of securities under an indenture, dated as of June 20, 1997, between us and U.S. Bank Trust Company, National Association, as successor trustee, or the trustee, and an officers’ certificate with respect to the debentures. The indenture is described in the accompanying prospectus.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue, without the consent of holders of the debentures, securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officers’ certificates creating the series. The indenture does not give holders of the debentures protection in the event we engage in a highly leveraged or other transaction that may adversely affect holders of the debentures. As of the date of this prospectus supplement, we have $300 million aggregate principal amount of 3.05% debentures due 2027, $350 million aggregate principal amount of 3.000% debentures due 2029, $300 million aggregate principal amount of 1.950% debentures due 2031, $600 million aggregate principal amount of 3.950% debentures due 2032, $100 million aggregate principal amount of 6.25% debentures due 2034, $300 million aggregate principal amount of 6.375% debentures due 2037, $250 million aggregate principal amount of 7.60% debentures due 2038, $250 million aggregate principal amount of 4.10% debentures due 2044 and $350 million aggregate principal amount of 3.650% debentures due 2050 outstanding under the indenture.

We are initially offering the debentures in the aggregate principal amount of $300 million. We may, without the consent of the holders of the debentures, issue additional debentures in the future having the same ranking, interest rate, maturity and other terms, except for the public offering price, issue date and, if applicable, the initial interest payment date as the debentures we offer by this prospectus supplement. Any such additional debentures having such similar terms, together with the debentures, may constitute a single series of debentures under the indenture.

No sinking fund will be established for the benefit of the debentures.

The officers’ certificate will provide that the debentures will be executed by two of our officers and will not have our seal reproduced on them. The transferor of any debenture shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Maturity and Interest

The debentures will mature on April 1, 2033. Each debenture will bear interest from March 30, 2023, or from and including the most recent interest payment date to which we have paid interest, at the rate of 4.950% per year. We will pay interest semi-annually in arrears, on April 1 and October 1, commencing October 1, 2023, to the persons in whose names the debentures are registered at the close of business on the fifteenth calendar day (whether or not a business day) before each interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any interest payment date, redemption date or the maturity date does not fall on a business day, payment on the debentures will be made on the immediately succeeding business day, without any additional interest paid as a result of such delay.

Ranking

The debentures will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations from time to time outstanding. The debentures will be effectively subordinated to all of our secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness.

As of December 31, 2022, giving pro forma effect to this offering and our expected use of the net proceeds of the offering, we would have had $3,070 million aggregate principal amount of unsecured long-term debt outstanding (excluding current portion).

Optional Redemption

At any time or from time to time prior to January 1, 2033 (3 months prior to their maturity), or the Par Call Date, the debentures will be redeemable, in whole or in part, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of such debentures and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the debentures matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest, if any, to, but excluding the date of redemption.

At any time on or after the Par Call Date, the debentures will be redeemable, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), or H.15, under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date, or the Remaining Life; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or sent electronically pursuant to applicable DTC procedures at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed. If less than all of the debentures are to be redeemed, and the debentures are global securities, the debentures to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the debentures to be redeemed are not global securities then held by DTC, the debentures to be redeemed will be selected by the trustee pursuant to the indenture.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debentures or portions thereof called for redemption.

The Trustee

U.S. Bank Trust Company, National Association will act as trustee, registrar, transfer agent and paying agent for the debentures. We can remove the trustee with or without cause upon six months’ notice, and appoint a successor trustee, so long as no event which is, or after notice or lapse of time would become, an event of default shall have occurred and be continuing during the six month period.

We and certain of our affiliates maintain banking and other business relationships in the ordinary course of business with the trustee and its affiliates. In addition, the trustee and certain of its affiliates may serve as trustee for other securities issued by us or by our affiliates.

To the extent provided in the indenture, the trustee will have a prior claim on amounts held by it under the indenture for the payment of its compensation and expenses and for the repayment of advances made by it to effect performance of some covenants in the indenture.

Book-Entry Delivery and Settlement

We will issue the debentures in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC, or else the global securities will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, the underwriters nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the debentures will be shown on, and the transfer of ownership of the debentures will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debentures represented by that global security for all purposes under the indenture and under the debentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have debentures represented by that global security registered in their names, will not receive or be entitled to receive the debentures in the form of a physical certificate and will not be considered the owners or holders of the debentures under the indenture or under the debentures, and may not be entitled to give the trustee directions, instructions or approvals. Any notices required to be given to the holders while the debentures are global securities will be given to DTC. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debentures under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any act or omission by DTC, including any aspect of DTC’s records relating to the debentures or relating to payments made by DTC on account of the debentures, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debentures.

We will make payments on the debentures represented by the global securities to DTC or its nominee, as the registered owner of the debentures. We expect that when DTC or its nominee receives any payment on the debentures represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debentures represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Certificated Debentures

We will issue certificated debentures to each person that DTC identifies as the beneficial owner of debentures represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global securities, and we have not appointed a successor depositary within 90 days of that notice;

•	an event of default with respect to the debentures has occurred and is continuing; or

•	we decide not to have the debentures represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debentures. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debentures to be issued. In connection with any proposed exchange of a certificated debenture for a global security, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

UNDERWRITING

MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters severally and not jointly has agreed to purchase from us, the principal amount of debentures set forth opposite its name below.

Underwriters	Principal Amount of Debentures
MUFG Securities Americas Inc.	$75,000,000
KeyBanc Capital Markets Inc.	60,000,000
TD Securities (USA) LLC	60,000,000
Wells Fargo Securities, LLC	60,000,000
Comerica Securities, Inc.	15,000,000
Mischler Financial Group, Inc.	15,000,000
U.S. Bancorp Investments, Inc.	15,000,000

Total	$300,000,000

The underwriters have agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase all of the debentures sold under the underwriting agreement if any of these debentures are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the debentures, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The offering of the debentures by the underwriters is subject to receipt and acceptance and the underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The debentures are a new issue of securities with no established trading market. The debentures will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the debentures after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures or that an active public market for the debentures will develop. If an active public trading market for the debentures does not develop, the market price and liquidity of the debentures may be adversely affected.

Settlement

We expect that delivery of the debentures will be made to investors on or about March 30, 2023, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market are generally required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the debentures on any date prior to the second business day before delivery will be required, by virtue of the fact that the debentures initially will settle in three business days, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers who wish to trade the debentures on any date prior to the second business day before delivery should consult their advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the debentures to the public at the public offering price on the cover page of this prospectus supplement, and may offer the debentures to certain dealers at that price less a concession not in excess of 0.400% of the principal amount of the debentures. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the debentures to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $0.7 million and are payable by us.

No Sale of Similar Securities

We have agreed, with exceptions, not to sell or transfer any of our debentures from the date of this prospectus supplement until the issuance of the debentures without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any debt securities;

•	sell any option or contract to purchase any debt securities;

•	purchase any option or contract to sell any debt securities;

•	grant any option, right or warrant to sell any debt securities;

•	lend or otherwise dispose of or transfer any debt securities;

•	file a registration statement related to any debt securities; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any debt securities, whether any such swap or transaction is to be settled by delivery of debt securities or other securities, in cash or otherwise.

This lockup provision applies to any of our debt securities and to securities convertible into or exchangeable or exercisable for our debt securities.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Position

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the debentures. Such transactions consist of bids or purchases to peg, fix or maintain the price of the debentures.

If the underwriters create a short position in the debentures in connection with the offering, i.e., if they sell more debentures than are listed on the cover page of this prospectus supplement, then the representatives may reduce that short position by purchasing debentures in the open market. Purchases of our debentures to stabilize or reduce a short position could cause the price of our debentures to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In particular, affiliates of each of MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC, Comerica Securities, Inc. and U.S. Bancorp Investments, Inc. are lenders under our credit facility. In addition, U.S. Bank Trust Company, National Association, an affiliate of U.S. Bancorp Investments, Inc., is the trustee under the indenture governing the debentures.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. In particular, certain of the underwriters or their affiliates are dealers under our commercial paper program.

If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or, as amended, MiFID II;

(ii)

a customer within the meaning of Directive (EU) 2016/97, or, as amended, the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe for the debentures.

United Kingdom Retail Investors

The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or EUWA;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, or FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe for the debentures.

Hong Kong

The debentures may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any debentures or caused the debentures to be made the subject of an invitation for subscription or purchase and will not offer or sell any debentures or cause the debentures to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, or, as modified or amended from time to time, the SFA,) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the debentures pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the debentures are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The debentures may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the debentures. The debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and no application has or will be made to admit the debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The debentures to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the debentures offered should conduct their own due diligence on the debentures. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, or DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the debentures may not be offered or sold directly or indirectly to the public in the DIFC.

Canada

The debentures may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Taiwan

The debentures have not been and will not be registered with the Financial Supervisory Commission of the Republic of China, or Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the debentures in Taiwan.

LEGAL MATTERS

The validity of the debentures will be passed upon for us by Perkins Coie LLP. The underwriters have been represented by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

PROSPECTUS

Wisconsin Power and Light Company

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances in amounts, at prices and on terms determined at the time of offering, the following securities:

•	preferred stock; and

•	debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 15, 2020.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Wisconsin Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other words of similar import. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WISCONSIN POWER AND LIGHT COMPANY

We are a public utility serving customers in Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Wisconsin; and

•	the sale of electricity to wholesale customers in Wisconsin.

We operate in municipalities pursuant to permits of indefinite duration and state statutes authorizing utility operation in areas annexed by a municipality.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Public Service Commission of Wisconsin with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (our “Charter”) and our Amended and Restated Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our Charter provides that we have authority to issue 18,000,000 shares of common stock, par value $5.00 per share, and 16,000,000 shares of preferred stock, without par value. As of the date of this prospectus, no shares of preferred stock were issued and outstanding.

Under our Charter, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our Charter with the Wisconsin Department of Financial Institutions. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power, if any, of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to convert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and Wells Fargo Bank, National Association, as trustee, dated June 20, 1997, as it may be supplemented and amended from time to time, and the indenture’s associated documents, including the form of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series of debt securities;

•	the interest rate, if any, or the method of calculating the interest rate on the debt securities;

•	the date from which interest will accrue and the record dates for the payment of interest on the debt securities;

•	the dates when principal and interest are payable on the debt securities;

•	the manner of paying principal and interest on the debt securities;

•	the places where principal and interest are payable on the debt securities;

•	the registrar, transfer agent and paying agent for the debt securities;

•	the terms of any mandatory or optional redemption by us;

•	the terms of any redemption at the option of the holders of the debt securities;

•

whether the debt securities are to be issuable as registered securities, bearer securities or both, their denominations, and whether and upon what terms any registered securities may be exchanged for bearer securities and vice versa;

•	whether the debt securities are to be represented in whole or in part by a global security and the terms of any global security;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	if amounts of principal or interest on the debt securities may be determined by reference to an index, formula or other method, the manner for determining the amounts;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the portion of principal payable upon acceleration of a discounted debt security;

•

whether the covenant referred to below under “Restrictive Covenants –Limitations on Liens” applies, and any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture;

•	whether and upon what terms debt securities may be defeased;

•	the forms of the debt securities or any coupon;

•	any terms that may be required or advisable under United States or other applicable laws; and

•	any other terms not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to any of our future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. If we fail to maintain a paying agent for a series, then the trustee will act as the paying agent. We will provide in the prospectus supplement the dates from which interest will accrue on a series of debt securities and the record dates for interest payable on any debt securities.

Unless we otherwise state in the prospectus supplement, and except in special circumstances set forth in the indenture, we will pay principal and interest on bearer debt securities only upon surrender of bearer debt securities and coupons at a paying agency we maintain for that purpose located outside of the United States. During any period for which it is necessary in order to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer debt securities and coupons may be presented for payment and we will provide the necessary funds to the paying agent upon reasonable notice.

Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

Except as otherwise set forth under “— Defeasance” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, those series may or may not have different covenants.

Limitations on Liens

So long as any series of debt securities as to which this covenant applies remain outstanding, the indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•

liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•

liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; liens for workers’ compensation awards and similar obligations not then delinquent; mechanics’, laborers’, materialmen’s and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith by us or any of our subsidiaries;

•

liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

•

liens, securing obligations neither assumed by us or any of our subsidiaries nor on account of which we or any of our subsidiaries customarily pays interest directly or indirectly, existing on the date of the indenture or, as to property acquired thereafter, at the time of acquisition by us or any of our subsidiaries;

•

any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our or our subsidiaries’ property upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate our or our subsidiaries’ property and business;

•

the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount;

•

easements or reservations in respect of any of our or our subsidiaries’ property for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in our or our subsidiaries’ business for the use intended;

•

any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the trustee under the indenture or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the trustee under the indenture or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

•

any defects in title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which we or our subsidiaries have acquired any property or shall acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our or our subsidiaries’ properties, taken as a whole;

•

the pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•

rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•

liens created or assumed by us or our subsidiaries in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, but such liens shall be limited to the property so financed (and the real estate on which such property is to be located);

•	liens of the trustee for payment for services and reasonable expenses, or for indemnification payments;

•

liens affixing to our property or the property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or our subsidiaries, provided that in the opinion of our board of directors or our management (evidenced by a certified resolution of our board of directors or an officers’ certificate delivered to the trustee under the indenture) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•

liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all of our and our subsidiaries’ obligations secured thereby does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that unless the officers’ certificate or supplemental indenture establishing a series of debt securities otherwise provides, we will not consolidate with or merge into any other person, or sell all or substantially all of our assets to any other person unless:

•

either we are the continuing corporation, or the person is an entity organized and existing under the laws of the United States or any state, and such entity will expressly assume the payment of the principal of and interest on the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee;

•	we or the person will not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any covenant or condition under the indenture; and

•	after giving effect to the transaction, no event that, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Unless the officers’ certificate or supplemental indenture establishing the series otherwise provides, each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	we default in any payment of interest on any debt securities of the series when the interest becomes due and payable, and the default continues for 60 days;

•	we default in the payment of principal of any debt securities of the series when the principal becomes due and payable at maturity or upon redemption, acceleration or otherwise;

•

we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the officers’ certificate or supplemental indenture establishing the series, and the default continues for 60 days;

•

we default in the performance of any of our other agreements applicable to the series, and the default continues for 90 days after we receive notice of the default from the trustee or the holders of at least 25% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which such redemption is so conditioned does not occur before the redemption date.

If an event of default occurs and is continuing on a series, then the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice to us and the trustee, may declare the principal of and accrued interest on all of the debt securities of the series to be due and payable immediately.

Modification of the Indenture

The holders of at least a majority in principal amount of a series may waive any existing default on the series and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of debt securities of all series of the debt securities affected by the supplemental indenture, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	extend the stated maturity of the principal of, or any installment or principal of or interest on, any debt security of the series;

•	reduce the principal amount of or the rate of interest on or premium (if any), payable upon the redemption of the debt securities of the series;

•	reduce our obligation to pay principal amounts, or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the maturity;

•	change the coin or currency in which we must pay principal of, or premium, if any, or interest on the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture or amend the terms and conditions of that series;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•

make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above, except to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each debt security affected.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•	adding to the covenants made by us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred on us;

•

adding to or changing any of the provisions of the indenture in respect of the debt securities to permit or facilitate the issuance of debt securities in bearer form or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

adding, changing or eliminating any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination shall either (i) not adversely affect the rights of the holders of a series of debt securities in any material respect or (ii) not apply to any series of debt securities created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse effect on the rights of the holders of such debt securities in any material respect;

•	securing the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee;

•

making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect;

•

making changes to the provisions of the indenture as is necessary to effect qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute, and to add to the indenture any other provisions as are expressly permitted by the Trust Indenture Act; or

•	amending or supplementing the restrictions on and procedures for resale and other transfers of any series of debt securities to reflect any changes in laws or regulations.

Defeasance

Unless the officers’ certificate or supplemental indenture establishing the terms of the series otherwise provides, debt securities of a series may be defeased in accordance with their terms as set forth below. We may at any time terminate as to a series all of our obligations except for certain obligations, including obligations of ours and/or the trustee’s to execute and authenticate the debt securities, to take certain actions with respect to bearer securities, to require paying agents to hold certain moneys in trust, to maintain security holder lists, to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons, to compensate and indemnify the trustee, to take certain actions in connection with the replacement or removal of the trustee and to repay excess money or securities to our company. This is known as legal defeasance. In addition, we may at any time terminate as to a series our obligations with respect to the debt securities and coupons of the series under the covenant described under “Restrictive Covenants — Limitations on Liens” and any other restrictive covenants that may be applicable to a particular series. This is known as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, then a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, then a series may not be accelerated by reference to the covenant described under “Restrictive Covenants — Limitations on Liens” or any other restrictive covenants that may be applicable to a particular series.

If we desire to exercise our legal defeasance or covenant defeasance option as to a series of securities under the indenture, then we must deposit in trust with the trustee money or U.S. government obligations. We must also comply with some other provisions. In particular:

•	immediately after the deposit no default exists and such deposit does not constitute a default under any other agreement binding on us;

•	91 days passes after deposit is made and during such 91-day period no default relating to our bankruptcy, insolvency or reorganization occurs and is continuing at the end of such period;

•	we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes; and

•

we must obtain an opinion from a nationally recognized firm of independent accountants that the payments of principal and interest when due on the deposited U.S. government obligations without reinvestment plus any deposited money without investment will be sufficient to pay the principal and interest when due on all of the debt securities to maturity or redemption, as the case may be.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Wisconsin.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, or the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 0-337). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; and

•	our Current Reports on Form 8-K filed April 2, 2020 and October 29, 2020.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Wisconsin Power and Light Company

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: James H. Gallegos, Executive Vice

President, General Counsel and Corporate

Secretary

(608) 458-3311

Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at www.alliantenergy.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered in this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$300,000,000

Wisconsin Power and Light Company

4.950% Debentures due 2033

PROSPECTUS SUPPLEMENT

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MUFG

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March 27, 2023